Exhibit 99.1

For immediate release

Company contact: Jennifer Martin, Vice President - Investor Relations, (303) 312-8155

Bill Barrett Corporation Schedules First Quarter 2011

Earnings Call and Webcast for May 3, 2011

DENVER – April 13, 2011 – Bill Barrett Corporation (NYSE: BBG) plans to release its first quarter 2011 financial and operating results before the market opens on Tuesday, May 3, 2011 and will host a conference call to discuss results at 12:00 p.m. Eastern time, also on May 3, 2011.

Please join Bill Barrett Corporation via the Internet for a webcast of the conference call:

Date/Time:	Tuesday, May 3, 2011 at 12:00 p.m. Eastern time (10:00 a.m. Mountain time)

Webcast:	Live and archived webcast available at www.billbarrettcorp.com, then click on “First Quarter 2011 Results - Webcast” under “Current Events” on the homepage

Alternatively, you may join by telephone:

Call-in Number:	(866) 510-0711 US/Canada
(617) 597-5379 International

Passcode:	97400330

A telephonic replay will be available approximately two hours after the call on Tuesday, May 3, 2011 through Friday, May 6, 2011. You may access this replay at:

Replay Number:	(888) 286-8010 US/Canada
(617) 801-6888 International

Passcode:	64007663

About Bill Barrett Corporation

Bill Barrett Corporation (NYSE: BBG), headquartered in Denver, Colorado, explores for and develops natural gas and oil in the Rocky Mountain region of the United States. Additional information about the Company may be found on its website www.billbarrettcorp.com.

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